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                                                                     EXHIBIT 3.2

                             THE ENSTAR GROUP, INC.

                                     BYLAWS




                                    ARTICLE I

                                  SHAREHOLDERS

     Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders of this Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at the principal business office of this Corporation, or at such other place within or without the State of Georgia as may be designated from time to time, on the third Thursday in May in each year, at 10:00 o'clock in the morning, or, in the event that the same shall fall upon a legal holiday, then upon the next succeeding business day. However, failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation except as may be otherwise specifically provided by law. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as may be convenient. The annual meeting may be called prior to the designated time, in which event each shareholder of record shall be notified as provided in Article I, Section 3, of these Bylaws.

     Section 2. NOTICE OF ANNUAL MEETING. Notice of any annual meeting of the shareholders of this Corporation shall be given in writing, personally or by mail, by the Secretary to each shareholder of record not less than ten (10) nor more than sixty (60) days before such meeting. The notice shall state the place, date and hour of such meeting and, if special action is to be taken, such notice also shall state the special action which is proposed to be taken. If notice of the annual meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

     Section 3. SPECIAL MEETING. A special meeting of the shareholders of this Corporation may be called at any time by the Chairman, or by the written request of a majority of the Board of Directors; but such special meetings may not be called by any other person or persons except as may be required by the Georgia Business Corporation Code. Such meeting may be held at any time and at any place within or without the State of Georgia, which



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time and place shall be specified in such request. No business other than that specified in the notice of the meeting shall be transacted.

     Section 4. NOTICE OF SPECIAL MEETING. Notice of any special meeting of the shareholders of this Corporation shall be given in writing, personally or by mail, by the Secretary to each shareholder or record not less than ten (10) nor more than sixty (60) days before such meeting. The notice shall state the place, date and hour of such meeting, and such notice also shall state the purpose or purposes for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the shareholder of record at his address as it appears on the records of the Corporation.

     Section 5. WAIVER OF NOTICE. Any shareholder entitled to notice pursuant to these Bylaws may waive notice, either of the annual or any special meeting of the shareholders, before or after the time stated in such notice. A waiver of notice in writing signed by the shareholder entitled to such notice shall be equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of any regular or special meeting of shareholders need be specified in any such written waiver of notice. Attendance of a shareholder at a shareholders' meeting shall constitute waiver of notice of such meeting except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. ACTION WITHOUT MEETING. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted; except that, such written consent shall not be valid unless (i) the consenting shareholders have been furnished the same materials, that pursuant to the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights as provided in Section 14-2-1320 of the Georgia Business Corporation Code, or (ii) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Pursuant to the Georgia Business Corporation Code, notice shall be given within ten (10) days of the taking of corporate action


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without a meeting by less than unanimous consent to those shareholders on the record date whose shares were not represented on the written consent.

     Section 7. QUORUM. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 8. VOTING. Each shareholder of this Corporation shall be entitled to one vote, in person or by proxy, for each share standing in the name of such shareholder on the books of this Corporation. There shall be no voting of treasury shares allowed. No shares shall be voted at any meeting of shareholders or counted in determining the total number of outstanding shares at any given time if the consideration for such shares has not been fully paid to the Corporation.

     Section 9.  VOTING RIGHTS OF FIDUCIARIES, PLEDGORS AND JOINT OWNERS OF
STOCK.

     (a) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.

     (b) If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

     (1) If only one vote, his act binds all;


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     (2) If more than one vote, the act of the majority so voting binds all;

     (3) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to such court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes hereof shall be a majority or even-split in interest.

     Section 10. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

     Section 11. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATES. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     Section 12. LIST OF SHAREHOLDERS ENTITLED TO VOTE. After fixing a record date for a meeting, the Secretary of the Corporation shall prepare and make, or cause to be prepared and made, from the stock ledger of the Corporation, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. This list shall be produced and kept open at the time and place of the meeting. In the absence of objection by any shareholder, failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting. If the Corporation refuses to allow a shareholder, his agent, or his attorney to inspect the shareholders' list at the meeting, the superior court of the county where the Corporation's registered office is located, on application of the shareholder, may summarily order the inspection at the Corporation's expense and may postpone the meeting for which the list was prepared until the inspection is complete.


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     Section 13.  ORDER OF BUSINESS MEETINGS.  The order of business at annual meetings and, so far as practicable, at all other meetings of shareholders shall be as follows:

            (a) DUE NOTICE.  Proof of due notice of meeting or waiver thereof.

            (b) ROLL CALL.  Call of roll - examination of proxies.

            (c) PRIOR MINUTES.  Reading and disposal of any unapproved minutes.

            (d) ANNUAL REPORTS.  Annual reports of officers and committees.

            (e) UNFINISHED BUSINESS.  Completion of unfinished business.

            (f) NEW BUSINESS.  Consideration of new business.

            (g) ELECTION.  Election of directors.

            (h) ADJOURNMENT.  Adjournment of meeting.


                                   ARTICLE II

                                    DIRECTORS

     Section 1. NUMBER, QUALIFICATION AND ELECTION. The business, affairs, and property of this Corporation shall be managed by a board of directors. The number of directors of the Corporation shall be no less than three (3) and no more than fifteen (15). The number of directors serving on the Board shall be decreased or increased only by a majority vote of the directors; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes provided for herein, so as to make all such classes as nearly equal in number as possible. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board, with the term of office of one class expiring each year.

     At the annual meeting of shareholders in 1997, directors in the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be



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elected to hold office for a term expiring at the third succeeding annual meeting.

     The Board of Directors shall nominate candidates to serve as members of the Board of Directors, and the shareholders shall elect directors at the annual meeting of the shareholders by a majority of the votes cast at such election. Any shareholder entitled to vote for the election of directors may submit to the Board of Directors nominations for the election of directors only by giving written notice (such notice to include a statement of the qualifications of the nominee) to the Secretary of the Corporation at least sixty (60) days but not more than ninety (90) days prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is waived in advance of the meeting by the Board of Directors.

     Each director shall hold office until his or her successor shall have been duly elected and qualified, or until the death, resignation or removal of such director in the manner herein provided. Directors need not be shareholders. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the statute, the Articles of Incorporation, or by these Bylaws, directed or required to be exercised or done by the shareholders. The age limit for Directors who are not full-time employees of the Corporation shall be seventy (70) years. Directors turning seventy (70) years of age and who are not full-time employees of the Corporation may continue to serve until the annual meeting of the shareholders next following their seventieth (70th) birthday. No such Director who is not a full-time employee of the Corporation shall be eligible for nomination and election to serve as a Board member following his seventieth (70th) birthday.

     Section 2. VACANCIES AND REMOVAL. If the office of any director shall become vacant between annual meetings by reason of death, resignation or disqualification, or by reason of an increase in the number of directors, the remaining directors may, by a majority vote, though less than a quorum of the Board of Directors, elect a director to fill such vacancy, and any director so elected shall hold office until the next annual meeting of the shareholders, and until his successor shall have been duly elected by the shareholders. Any director may resign at any time upon written notice to the Corporation. The shareholders may remove a director only with cause.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders, provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. The Board of Directors may by resolution provide for the time and place of such regular meetings and no notice of such regular meetings need be given.


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     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or by two (2) members of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given in writing, personally or by mail, or by telephone or telegraph to each director not less than two (2) days before such meeting. The notice shall state the time, place and the purpose or purposes for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the director at his last known post office address.

     Section 5. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived either before or after the time stated in such notice. A waiver of notice in writing signed by the director entitled to such notice shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors need be specified in any such written waiver of notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. PLACE OF MEETINGS. All regular and special meetings of the Board of Directors shall be held at the principal office of this Corporation, or at such other place or places within or without the State of Georgia, as said Board may designate. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

     Section 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any writing or document. Such written consent shall be filed with the minutes of proceedings of the Board.

     Section 8. QUORUM. A majority of the directors of this Corporation shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the



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Board of Directors, unless the act of a greater number is required by the
Georgia Business Corporation Code, the Articles of Incorporation or by these Bylaws.

     Section 9. VOTING. At all meetings of the Board of Directors each director shall have one vote.

     Section 10. COMPENSATION. Directors shall have authority to fix the compensation to be paid for their services as directors. Nothing shall preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     Section 11. TELEPHONE CONFERENCE MEETINGS. Unless the Articles of Incorporation provide otherwise, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 11 shall constitute presence in person at such meeting.

                                   ARTICLE III

                                   COMMITTEES

     Section 1. DESIGNATION OF COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. No member of any committee shall continue to be a member of it after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies on it, to remove any member of it and to change its functions or terminate its existence.

     Section 2. POWERS OF COMMITTEES. The Board of Directors, by resolution adopted by majority of all the directors, may designate from among its members an Executive Committee, and/or other committees, each composed of two or more directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors to (i) approve or propose to shareholders any action that the Georgia Business Corporation Code requires to be approved by the shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation of the Corporation pursuant to Section




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14-2-1002 of the Georgia Business Corporation Code, (iv) adopt, amend, or repeal the Bylaws of the Corporation, or (v) approve a plan of merger not requiring shareholder approval.

     Section 3. MEETINGS. Meetings of such committees, regular or special, may be held either within or without the State of Georgia. Regular meetings may be established by resolution of the Board of Directors, and no notice shall be required thereof. Special meetings of the committees shall be called at the request of any member of the committee and shall be held upon notice delivered personally or by mail, telephone or telegraph, within two (2) days of the meeting. Notice may be waived in writing either before or after the time of the meeting. Attendance of any member of a committee shall constitute waiver of notice of the meeting. Any committee designated by the Board may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 4. RECORD OF PROCEEDINGS. Any committee established by the resolution of the Board of Directors shall keep minutes of its acts and proceedings. These minutes shall be submitted to the next succeeding meeting of the Board of Directors for approval, but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon authorization contained in them.

     Section 5. QUORUM. A majority of any committee established by the Board of Directors shall be necessary to constitute a quorum for the transaction of any business. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

     Section 6. COMPENSATION. The Board of Directors may vote to pay the members of any committee established by it such compensation as it deems proper for the performance of the duties required of such members of the committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. ELECTION AND APPOINTMENT. At the first meeting of the Board of Directors after the annual meeting of the shareholders, the directors shall choose a President, an Executive Vice President, a Secretary and a Treasurer, and may choose a Chairman of the Board and such other officers and assistant officers as the Corporation from time to time may need, none of whom need be directors, except the Chairman of the Board. Any two offices or more may be held by one person. All of said


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officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders and until their respective successors shall be duly elected and shall qualify; provided, however, that a majority of the whole Board may authorize an employment contract with an employee or an officer which may extend beyond the term of one year. If any vacancy occurs among the above offices, such vacancy may be filled for the remainder of the term by the Board of Directors at a regular or special meeting thereof, and any officer so selected shall hold office until his successor shall be duly elected and shall qualify.

     Section 2. SUSPENSION AND REMOVAL. Any officer of the Corporation appointed by the Board of Directors may be removed or suspended by a majority vote of the Board of Directors at any time, with or without cause, or, if any employment contract with the officer is in effect, in accordance with the terms of such contract. Any agent or employee appointed or employed by the President may be removed or discharged or suspended by him at any time, with or without cause.

     Section 3. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The Chairman shall have the authority to execute contracts, mortgages, agreements or instruments under the seal of the Corporation. He shall preside at all meetings of the shareholders.

     Section 4. POWERS AND DUTIES OF THE PRESIDENT. The President shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors and the Chairman. The President shall have the authority to execute contracts, mortgages, agreements or instruments under the seal of the Corporation. The President shall preside at meetings of the shareholders in the absence of the Chairman and shall act in the case of absence or disability of the Chairman

     Section 5. POWERS AND DUTIES OF THE VICE PRESIDENTS. The Executive Vice President of this Corporation and, if there shall be any, any additional Vice President or Vice Presidents of this Corporation shall generally assist the President and shall perform such duties as may be assigned by the Board of Directors. In the event of death, resignation, absence or inability to act of the President, the Executive Vice President or, if there shall be any, any additional Vice President or Vice Presidents, in the order determined by the Board of Directors, shall assume and discharge pro tempore the powers and duties of the President of this Corporation.

     Section 6. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall be ex officio secretary of the Board of


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Directors. He shall keep the minutes of all meetings of the Board of Directors and shareholders. He shall have charge of the corporate books and records. He shall keep in safe custody the seal of this Corporation and, when authorized by the Board of Directors, shall affix the seal to any instrument requiring the same. He shall be authorized to sign certificates of stock with other authorized officers of the Corporation. He shall keep accounts of stock registered and transferred in the manner prescribed by law. He shall give and serve all notices to the shareholders and directors, except that notice for special meetings of directors called at the request of two (2) directors, as provided in Section 4 of Article II of these Bylaws, may be issued by such directors. In general, he shall perform all the duties incident to his office.

     Section 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the care and custody of and be responsible for all the funds, securities, evidences of indebtedness and other valuable documents of the Corporation, and deposit all such funds in the name of the Corporation in such banks or trust companies or other depositories, or in such safe deposit vaults as the Board of Directors may designate. The Treasurer shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and a full financial report at the annual meeting of the shareholders. The Treasurer shall keep at the office of the Corporation full and accurate books of account of all its business and transactions and such other books of account as the Board of Directors may require, and shall exhibit the same to any directors of the Corporation upon application therefor. In general, he shall perform all the duties incident to his office.

     Section 8. ASSISTANT OFFICERS. The Board of Directors may elect one or more assistants to any officer, and any such assistant shall exercise the duties of his office in the absence of the officer whom he has been elected to assist.

     Section 9. OTHER DUTIES AND AUTHORITY. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chairman of the Board of Directors.

     Section 10. RETURNS AND STATEMENTS. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be requested to do so.



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     Section 11. COMPENSATION. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same.

                                    ARTICLE V
                                      STOCK

     Section 1. PREEMPTIVE RIGHTS. No shareholder shall have the preemptive right to subscribe for or purchase any shares or other securities issued by the Corporation.

     Section 2. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors. Certificates of stock shall be signed by the Chairman of the Board, or by the President or a Vice President, and by the Secretary or Treasurer, or Assistant Secretary or Assistant Treasurer, and shall be sealed with the corporate seal (which may be a facsimile engraved or printed upon the certificate). Unless the Board of Directors shall determine to the contrary, any or all such signatures may be facsimile, even though the signature of a transfer agent or registrar, if any, is also facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of its issue.

     Section 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent or agents and a registrar for the stock of the Corporation. The transfer agent shall be in charge of the issue, transfer and cancellation of shares of stock and shall countersign all stock certificates, which countersignatures may be by facsimile unless the Board of Directors determines to the contrary. The transfer agent shall maintain stock transfer books, which shall include a record of the shareholders, with their names and addresses and the number of shares held by each. The transfer agent shall prepare voting lists for meetings of shareholders, produce and keep open these lists at meetings and perform such other duties as may be delegated by the Board of Directors of the Corporation. Shareholders shall give notice of changes of their addresses to the transfer agent. The registrar shall be in charge of preventing the over issue of shares, shall register all stock certificates and perform such other duties as may be delegated by the Board of Directors. The transfer agent and registrar may be one and the same person, corporation or other entity.

     Section 4. TRANSFER OF STOCK. The Corporation shall register a stock certificate presented to it for transfer if the




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certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person or persons has been guaranteed by a national banking association or by a member of the New York, American or Midwest stock exchanges, and reasonable assurance is given that such endorsements are effective. In order to register a stock certificate for transfer, the Corporation shall have no notice of any adverse claims or shall have discharged any duty to inquire into any such claims.

     Section 5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (1) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (2) requests the issue of a new certificate before the Corporation has notice that the old certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (3) gives bond in such form, and with surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (4) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving notification, the holder of record is precluded from making any claim against the Corporation.

     Section 6. RECORD HOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Georgia.

                                   ARTICLE VI
                PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION

     Section 1. LIABILITY OF DIRECTORS. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, other than liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in
Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal



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benefit. If the Georgia Business Corporation Code is hereafter amended to authorize the further limitation or elimination of the liability of a director, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the amended Georgia Business Corporation Code. Any repeal or modification of this Section 1 shall be prospective only, and shall not adversely affect any limitation or elimination of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Section 2. AUTHORITY TO INDEMNIFY: THIRD PARTY ACTIONS. Every person now or hereafter serving as a director or officer of the Corporation and any and all former directors and officers shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, or investigative, whether formal or informal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the Corporation, or arising from his status as such, or that he is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan, or other enterprise, regardless of whether such person is acting in such capacity at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, any and all costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines, and amounts paid in settlement incurred in connection with any such claim, action, suit or proceeding if such person acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he reasonably believed to be in the best interests of the Corporation, and, in all other cases, acted in a manner he reasonably believed was not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which meets the standard described in the immediately preceding sentence. If any such claim, action, suit or proceeding is settled (whether by agreement, plea of nolo contendere, entry of judgment or consent, or otherwise), the determination in good faith by the Board of Directors of the Corporation that such person acted in a manner that met the



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standards set forth in this Section 2, shall be necessary and sufficient to justify indemnification. If the Georgia Business Corporation Code is hereafter amended to expand the minimum statutory indemnification rights for directors and officers, then the indemnification rights of directors and officers of the Corporation granted pursuant to this Section 2 shall be construed to provide such minimum indemnification rights to the fullest extent permitted by the amended Georgia Business Corporation Code. Any repeal or modifications to this
Section 2 shall be prospective only, and shall not adversely affect any indemnification rights of an officer or director of the Corporation existing at the time of such repeal or modification.

     Section 3. AUTHORITY TO INDEMNIFY: DERIVATIVE ACTIONS. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, employee, trustee or agent of another corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees and disbursements), judgments and any other amounts now or hereafter permitted by applicable law actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless the director or officer has not been adjudged liable or subject to injunctive relief in favor of the Corporation (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Code
Section 14-2-832; or (iv) for any transaction from which he received an improper benefit and in the event the foregoing conditions are not met, then only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Any repeal or modifications to this Section 3 shall be prospective only, and shall not adversely affect any indemnification rights of an officer or director of the Corporation existing at the time of such repeal or modification.

     Section 4. ADVANCEMENT OF EXPENSES. Expenses incurred in any claim, action, suit or proceeding may be paid or reimbursed



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by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt from the director or officer of (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth under Section 14-2-851 of the Georgia Business Corporation Code, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation(as authorized by Section 14-2-202(b)(4) of the Georgia Business Corporation Code),and (ii) his undertaking to repay such amount if it ultimately shall be determined that such director or officer is not entitled to be indemnified by the Corporation.

     Section 5. DETERMINATION OF INDEMNIFICATION RIGHTS. Except as ordered by a court, the Corporation may not indemnify a director or officer under this Article unless authorized hereunder and a determination has been made in the specific case that indemnification of the director or officer is permissible under the circumstances because he has met the relevant standard of conduct set forth in either Section 2 or Section 3 hereof. The determination shall be made
(i) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purposes constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) by special legal counsel: (a) selected in the manner prescribed in clause (i) of this sentence; or (b) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or (iii) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Section 6. NON-EXCLUSIVE RIGHT OF INDEMNIFICATION. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and the Corporation may provide additional indemnity and rights to its directors, officers, employees or agents.

     Section 7. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in any such capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability under this Article.


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     Section 8. MISCELLANEOUS. The provisions of this Article VI shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having the right of indemnification or advancement of expenses under the provisions of this Article, such rights shall inure to the benefit of his heirs, executors, administrators and personal representatives. If The Enstar Group, Inc., a Delaware corporation, is merged into the Corporation, then the directors, officers, employees and agents thereof shall be entitled to the same indemnification rights as directors, officers, employees and agents of the Corporation are entitled under these Bylaws. If any part of this Article VI should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                                  ARTICLE VII
                             BUSINESS COMBINATIONS
                          WITH INTERESTED SHAREHOLDERS

     Pursuant to Section 14-2-1133 of the Georgia Business Corporation Code, the Corporation hereby affirmatively elects that the provisions of Sections 14-2-1131 through 14-2-1133 of the Georgia Business Corporation Code specifically shall apply to the Corporation. Nothing in this Article VII shall be deemed as prohibiting or restricting a merger of the Corporation's present parent company (The Enstar Group, Inc., a Delaware corporation) with and into the Corporation.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 1. CORPORATE SEAL. The directors shall provide a suitable corporate seal, which seal may contain the following words:

                             THE ENSTAR GROUP, INC.
                                 CORPORATE SEAL
                                     GEORGIA

     Section 2. CONTRACTS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this Corporation, and such authorization may be general or confined to specific instances. Except as herein provided, or as authorized by the Board of Directors, no officer, agent or employee, other than the President, Vice President, Secretary or Treasurer, shall have any power or authority to bind this Corporation by any contract or engagement, or to pledge its credit or to render it liable, for any purpose or for any amount.


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     Section 3. DEPOSITS, CHECKS AND DRAFTS. All checks and drafts or funds of this Corporation shall be deposited from time to time to the credit of this Corporation in such banks or trust companies or to other depositories, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular checkbooks of this Corporation and upon the stub of each such check, or upon the file copy of the check retained by the Corporation, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of the Corporation shall be signed as shall from time to time be designated by resolution of the Board of Directors.

     Section 4. DIVIDENDS. The directors may from time to time declare dividends upon the outstanding shares of stock from any source permitted under the Georgia Business Corporation Code as and when the Board of Directors deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sum or sums as the directors from time to time in their discretion think proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as, in the opinion of the directors, are conducive to the interest of the Corporation.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

     Except for the provisions of Article VII hereof which may only be amended as provided in Part 3 of Article 11 of the Georgia Business Corporation Code, the Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation at any annual meeting, or at a special meeting called for that purpose by the affirmative vote of a majority of all of the directors then in office, or by action of the Board taken by unanimous written consent in lieu of a meeting.



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